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                                                                    EXHIBIT 4.4

                            FREMONT GOLD CORPORATION

              10.5% SERIES A CONVERTIBLE NOTE EXTENSION AGREEMENT

NO. []
ISSUE DATE: []                                                              $[]

        The undersigned holder of the above noted 10.5% Series A Convertible Note hereby agrees and consents to the extension of the Maturity Date as set forth in paragraph 2 "Pre-Payment and Maturity Date" to June 30, 1997. Accordingly, the March 1, 1997 Extended Maturity Date shall be replaced with the date of June 30, 1997.

                                           [holder name]


                                           By __________________________________
                                              If Corporation, its:

                                                     ___________________________

Mailing address of Holder:

[ADDRESS OF HOLDER]


Agreed to and accepted by FREMONT GOLD CORPORATION


_________________________________________
Edward M. Topham, Chief Financial Officer


PLEASE RETURN FAX TO 604-682-6508